Exhibit (j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to PricewaterhouseCoopers LLP under the heading “Financial Highlights” in this Registration Statement for the funds listed below on Form N-1A of SPDR Index Shares Funds.

Listing of Funds
SPDR Portfolio Europe ETF
SPDR EURO STOXX 50 ETF
SPDR EURO STOXX Small Cap ETF
SPDR S&P Emerging Asia Pacific ETF
SPDR S&P China ETF
SPDR Portfolio Emerging Markets ETF
SPDR S&P Emerging Markets Dividend ETF
SPDR Portfolio Developed World ex-US ETF
SPDR S&P International Small Cap ETF
SPDR Dow Jones International Real Estate ETF
SPDR S&P Global Infrastructure ETF
SPDR S&P Global Natural Resources ETF
SPDR S&P North American Natural Resources ETF
SPDR MSCI ACWI ex-US ETF
SPDR Portfolio MSCI Global Stock Market ETF
SPDR MSCI ACWI Low Carbon Target ETF
SPDR MSCI EAFE StrategicFactors ETF
SPDR MSCI Emerging Markets StrategicFactors ETF
SPDR MSCI World StrategicFactors ETF
SPDR Solactive Canada ETF
SPDR Solactive Germany ETF
SPDR Solactive Japan ETF
SPDR Solactive United Kingdom ETF
SPDR S&P Global Dividend ETF
SPDR S&P International Dividend ETF
SPDR S&P Emerging Markets Small Cap ETF
SPDR Dow Jones Global Real Estate ETF
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF
SPDR Solactive Hong Kong ETF

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 28, 2021